                                                                   Exhibit 10.21


                             EMPLOYMENT AGREEMENT

    Made on the 18th day of January, 1996 by and between Michael Strauss, Inc. dba American Home Mortgage dba American Brokers Conduit, 60 E. 42nd street, New York, NY, (the "Employer") and Leslie Tao, 26 Glen Keith Road, Glen Cove, NY 11542 (the "Employee").

    WHEREAS, the Employer is engaged in business as a mortgage banker; and

    WHEREAS, the Employee seeks employment with the Employer as a Vice
President;

    Now, therefore, in consideration of the mutual promises set forth herein,

    IT IS AGREED, by and between the Employer and the Employee as follows:

    1.  Employment.  The Employer hereby employs the Employee, and the Employee
        ----------
hereby accepts employment upon the terms and conditions of this Agreement.

    2.  Duties.  The Employee shall perform services for the Employer as a Vice
        ------
President, and shall have such duties as are customary for a Vice President in the mortgage banking business, though the precise manner in which those duties are to be performed and their extent and the precise title of the Employee will rest within the sole discretion of the Employer. The Employee shall devote his entire time, attention and energy in furtherance of the business of the Employer, and shall not engage in any other business activity during the term of this Agreement.

    3.  Term.  The term of this Agreement shall commence on February 5, 1996 and
        ----
shall continue until terminated by either party upon two weeks written notice to the other party.

    4.  Compensation.
        ------------

    A.  Base Salary
    ---------------

    The employer will pay the Employee a base salary of $1,346.16 per week.

    B.  Override on Production
    --------------------------

    The Employer will pay the Employee a production override of 1 basis point, (1/100 of 1%) of the principal amount of all loans closed by the Employer which were made to borrowers who submitted a loan application to the Employer during the term of this Agreement.

   Employer Initials [Inititals Appear Here]    Employee Initials [Initials Appear Here]
                     -----------------------                      ----------------------

   C. Guarantee The minimum compensation paid by the Employer to the Employee
   ------------
during a start-up period will be $105,000 per year.

   D. Medical Insurance The Employer will pay the cost of its company
   --------------------
medical plan as amended from time to time for the benefit of the Employee.

   5. Waiver No waiver by the Employer of a breach of any provision this
      ------
Agreement by the Employee shall operate or be construed as a waiver of any subsequent breach by the Employee. No waiver shall be valid unless it is in writing signed by the Employer.

   6. Assignment The Employee acknowledges that his services are unique and
      ----------
personal, and that he may not assign his rights or delegate his duties hereunder. This Agreement shall inure to the benefit of any successor or assign of the Employer.

   7. Applicable Law. This Agreement shall be construed in accordance with the
      --------------
laws of the State of New York for agreements entered into and to be wholly performed therein.

   8. Entire Agreement. This Agreement supercedes all prior agreements and
      ----------------
contains the entire understanding of the parties hereto. It may only be modified in writing signed by the Employer.

            Michael Strauss, Inc.
                dba American Home Mortgage
                dba American Brokers Conduit

            By: /s/ Michael Strauss
               -----------------------------------
                Michael Strauss

                /s/ Leslie Tao
               -----------------------------------
                Leslie Tao




                                        Page 2 of 2

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                               LETTER AGREEMENT
                         AMENDING EMPLOYMENT AGREEMENT

August 26, 1999


Dear Ms. Tao:

Reference is hereby made to your employment agreement, dated January 18, 1996 (the "Employment Agreement"), with American Home Mortgage Corp. (the "Company"). This letter agreement amends certain provisions of your Employment Agreement as follows:

      Your title shall be              Senior Vice President, Production and Sales
      Your 1999 base salary shall be   $182,500.000

In addition, upon completion of the initial public offering of American Home Mortgage Holdings, Inc. ("AHM"), you shall receive options to purchase such number of shares of AHM Common Stock as is determined by dividing $150,000,000 by the initial public offering price per share of AHM Common Stock. Your options will be subject to the terms and conditions of the 1999 Omnibus Stock Incentive Plan of AHM and will vest on the closing of the second anniversary of AHM'S initial public offering.

Other than the amendments expressly set forth therein, the terms of your Employment Agreement shall remain in full force and effect.

Kindly acknowledge your acceptance of the terms of this letter agreement by signing below and returning the signed original to the Company. Please keep a copy of this letter agreement for your files.

Sincerely yours,

/s/ Michael Strauss
---------------------------
Michael Strauss
President and CEO                               Acknowledged and Accepted:


                                                /s/ Lesile E. Tao
                                                --------------------------
                                                    Lesile E. Tao